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                                                                    Exhibit 10.3

                                 AMENDMENT NO. 2
                                       TO
                           THE COOPER COMPANIES, INC.
                         1988 LONG TERM INCENTIVE PLAN,
                             AS AMENDED AND RESTATED

               WHEREAS, the Board of Directors approved and adopted The Cooper Companies, Inc. 1988 Long Term Incentive Plan (the "Plan") effective as of September 15, 1988, and the Plan was amended effective as of April 26, 1990 and February 12, 1991, was amended and restated as of January 16, 1995, and was amended as of September 9, 1996.

               WHEREAS, as permitted by Section 13 of the Plan, this Amendment No. 2 to the Plan was approved by a resolution of the Board of Directors of the Company on November 12, 1997 effective as of the date thereof, and this Amendment No. 2, together with the Plan (as amended and restated) and the Third Amendment thereto, constitutes the entire Plan as amended to date.

               NOW, THEREFORE, the Plan is amended as set forth herein.

               FIRST: The Plan is hereby amended by adding a new Section 18 to the Plan to read in its entirety as follows:

        Section 18.   Certain Stock Options for United Kingdom Employees

                      Stock Options granted under Section 5 which are Non-Qualified Stock Options may be granted subject to the terms and conditions of Schedule A hereto. Such Non-Qualified Stock Options shall be subject to the terms and conditions of the Plan, including Section 5.

               SECOND: The Plan is hereby amended by adding the following new Schedule A to the end thereof to read in its entirety as follows:

                                                                      Schedule A

                           THE COOPER COMPANIES, INC.

                          1988 Long Term Incentive Plan

               Certain Stock Options for United Kingdom Employees











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               (Providing for the grant of Non-Qualified Stock Options which it is intended shall satisfy the requirements of the UK Inland Revenue pursuant to
Schedule 9 of the UK Income and Corporation Taxes Act 1988 (the "Taxes Act")).

               Non-Qualified Stock Options may be granted pursuant to this Schedule A in accordance with such provisions as would be applicable if the provisions of the Cooper Companies, Inc. 1988 Long Term Incentive Plan (the "Plan") relating to Stock Options were here set out in full (provided that such stock options shall not be granted to an individual in conjunction with any other form of Award under the Plan and that Sections 6, 7, 8, 9, 10, and 11 shall not apply to this Schedule A), subject to the following modifications:

               SECTION A1. Eligibility.

        Non-Qualified Stock Options may only be granted under this Schedule A to individuals who are directors or employees of the Company and its subsidiaries (and for this purpose a subsidiary shall mean any company of which the Company has control as defined in section 840 of the Taxes Act) and who are not ineligible to participate in accordance with the provisions of paragraph 8 of
Schedule 9 to the Taxes Act and, if a director, is required to work in that capacity for the Company ad/or any such subsidiary for at least 25 hours per week, excluding meal breaks.

               SECTION A2. Stock Subject to the Plan.

               (a) Non-Qualified Stock Options granted under this Schedule A may only be made and may only be exercised in respect of Stock which satisfies the requirements of paragraphs 10-14 of Schedule 9 to the Taxes Act.

               (b) Only in the event of any reorganization, consolidation, recapitalization, Stock dividend, Stock split or other variation of the Company's Stock, may an adjustment be made under Section 3 of the Plan to the amount of Stock which is the subject of Non-Qualified Stock Options granted under this Schedule A and the option price payable in respect thereof and then only with the prior approval of the UK Inland Revenue and in such manner as the auditors of the Company confirm in writing to be fair and reasonable.

               SECTION A3. Stock Options.

               (a) Non-Qualified Stock Options may only be granted pursuant to this Schedule A at an option price which is not less than 100% of Fair Market Value as of the date of grant provided that if no sale of Stock occurs on the New York Stock Exchange on such date the option price shall not be less than the fair market value of the Stock as determined in accordance with Part VIII of the UK Taxation of Chargeable Gains Act 1992 and agreed on or before that date











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        for the purposes of this  Schedule A with the UK Inland  Revenue  Shares
        Valuation Division.

               (b) No Non-Qualified Stock Options may be granted to an employee or director which will result in the aggregate option price for all the Stock comprised in outstanding Non-Qualified Stock Options granted to him under this Schedule A together with the aggregate option price of all Stock comprised in outstanding Non-Qualified Stock Options granted to him under any other stock option scheme established by the Company, or any associated company (as defined in Section 416 of the Taxes Act), approved under Schedule 9 to the Taxes Act (except under any savings-related stock option scheme) exceeding 30,000 UK pounds sterling (converting, for this purpose the option price into pounds sterling using the exchange rate applicable on the date of grant of such option) or such other amount as is for the time being specified as being the appropriate limit for the purposes of paragraph 28(1) of Schedule 9 to the Taxes Act. For the avoidance of doubt, the limit set out in Section 5(j) of the Plan applying to Incentive Stock Options shall not apply to Non-Qualified Stock Options granted under this Schedule A.

               (c) The conditions attaching to Non-Qualified Stock Options granted under this Schedule A shall be determined at grant and may not be determined following the grant of such option.

               (d) In the event of the optionee's death a Non-Qualified Stock Option granted pursuant to this Schedule A must be exercised within twelve months of the optionee's death whereupon, to the extent it has not been exercised, such option shall lapse.

               (e) No Non-Qualified Stock Option granted under this Schedule A may be exercised at any time if the holder of such option is precluded from participating under this Schedule A by paragraph 8 of Schedule 9 to the Taxes Act.

               (f) Sections 5(k), (l) and for the avoidance of doubt 5(m) and
        Section 12(iv) of the Plan shall not apply to Non-Qualified Stock Options granted under this Schedule A. Payments for Non-Qualified Stock Options granted under this Schedule A may not be made in the form of Restricted Stock.

               (g) Within 30 days of the receipt of a written notice (in the form prescribed by the Company) duly signed by the optionee together with their option certificate and the full purchase price of the Stock being acquired pursuant to the exercise of their option the Company shall procure that the optionee acquires the Stock in respect of which the option has been validly exercised by (i) allotting Stock to the optionee; or (ii) procuring the transfer of Stock to the











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        optionee and shall issue a definitive certificate for the Stock acquired pursuant to the exercise of the option.

               (h) Stock issued pursuant to this Schedule A shall rank pari passu with the issued Stock and the Company shall at all times keep available sufficient Stock to satisfy the exercise of, to the full extent possible, all options granted pursuant to this Schedule A which have neither lapsed nor become fully exercisable.

               SECTION A4. Amendments and Termination.

For the purposes of this Schedule A no amendments to this Schedule A (including any provision of the Plan which is incorporated within this Schedule A) pursuant to Section 13 shall have effect until the approval of the UK Inland Revenue has been obtained in respect thereof. This Section A4. shall not however restrict the general power of the Board of Directors to amend the Plan where the amendment will not apply to this Schedule A.

               THIRD: Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.

               IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment No. 4 to the Plan to be executed by a duly authorized officer of the Company as of the 12th day of November 12, 1997.

                                       THE COOPER COMPANIES, INC.

                                       By: /s/Carol R. Kaufman
                                          --------------------------------------

                                       Title: Vice President of Legal Affairs
                                             -----------------------------------



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